EXHIBIT 3(i)(c)

                       LIC MARIA GUAbALUPE PEREZ PALOMINO
                              Notary Public No. 91
                             in the State of Mexico










                  THIS IS A CERTIFIED COPY OF THE COMPANY NAMED
                 "U.S. PRECIOUS METALS bE MEXICO'1, S.A. bE C.V.



























Deed No. 15,970                                                Volume No. 350
Date: March 5th, 2003

On each page printed seal of Notary Public No.91
Lic. Maria Guadalupe Perez Palomino
Nicolas Romero, Mexico

INSTRUMENT NUMBER: FIFTEEN THOUSAND NINE HUNDRED AND SEVENTY.

VOLUME NUMBER THREE HUNDRED AND FIFTY.

IN NICOLAS ROMERO, STATE OF MEXICO, on March fifth, two thousand and three, I, Lic. MARIA GUADALUPE PEREZ PALOMINO, Notary Public Number Ninety One in the State of Mexico, certify:

          THE INCORPORATION OF A SOCIEDAD ANONIMA DE CAPITAL VARIABLE (STOCK COMPANY WITH VARYING AMOUNT OF CAPITAL), named "U,S, PRECIOUS METALS DE MEXICO, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, established by:

          1).- U.S. Precious Metals, Inc., represented by Mr. JACK WAGENTI.

          2).- PETER NICHOLAS TOSCANO.

          Under the following:

                                    LEGAL VOW

I, the Notary, warned those present about the penalties in which those who declare falsely before a Notary Public incur, and indicated that such false statements made before a Notary Public are punished with a fine and even with corporal punishment, I do so under provisions of Article Seventy Nine, Paragraph Eight of the Notaries Public Act of the State of Mexico in force; and they declared that they would be truthful in what they state in this Instrument.

                                   STATEMENTS

Those present declared that they applied for and obtained from the Foreign Relations Ministry, permit number ZERO NINE CERO FOUR FOUR NINE NINE, File TWO ZERO ZERO THREE ZERO NINE ZERO ZERO FOUR ZERO THREE SEVEN, Folio TWO EIGHT TWO N ZERO V L SIX, dated February eleventh, two thousand and three, to incorporate a company named "U.S. PRECIOUS METALS DE MEXICO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that with letter "A" is attached to this instrument with the corresponding page number.

                                     BY-LAWS

                                    FIRM NAME

     FIRST ARTICLE.- The firm name will be "U.S. PRECIOUS METALS IDE MEXICO", and it will be used followed by the words "SOCIEDAD ANONIMA IDE CAPITAL VARIABLE", or its abbreviation "S.A. DE C.V."


                                CORPORATE PURPOSE

     SECOND ARTICLE.- The company will be able to agree on its corporate purpose, freely, but in no event will it be understood that said purpose frees it from observing the provisions of the Acts that deal with order and public interest, therefore it must be subjected to Mexican Laws (specially the Foreign Investment Act and its Rules) and must not violate public order provisions, and it will be conditioned, when required, to obtain authorizations, licences, concessions, records and permits from the corresponding authority, consequently the Company will have the following corporate purpose:

     a) Buy, sell, lease, sub-lease, explore and exploit all sorts of mining, metallic and non-metallic deposits. Among the metallic deposits it will include, without being limited to manganese, gold, silver, nitrogen, and tin, and among the non-metallic it will include, without being limited to, kaolin, clays, sands, silica sands, quarries and calcium, as well as the project, design, direction, administration or organization on its own or through a third party of all sorts of products that according to their description are minerals.

     b).- Buy, install, operate, lease, import, export on its own or through a third party all sorts of real estate, machinery, equipment, raw materials, spare parts and vehicles that are necessary or convenient to carry out the corporate purpose,

     c).- Manage administrative counseling and hire or render technical or consulting services, in the areas of human resources, hiring personnel, training, administration, accounting, juridical, fiscal, sales, marketing, financing, production, public relations and all the related services.

     d).- Rendering on its own or through a third party, all sorts of counseling in commerce and maritime transportation, commerce and land and air transportation, whether related to legal, technical, engineering, communications or systems issues.

     e).- Carry out, supervise, or hire on its own or through a third party, all sorts of construction work, building, urbanization or remodeling, as well as to produce bur or transfer construction material, in any fashion.

     f).- Develop all sorts of hardware and software, data electronic processes, programming engineering systems, operating systems, and in general all sorts of computing work.

     g).- Present all sorts of technical assistance and technological transfer, being able to acquire and grant, in any fashion, all sorts of intellectual and industrial rights, such as patents, makes, notices, trade names, copyrights and franchises.

     h).- Acquire, negotiate or grant all sorts of concessions, permits, authorizations or licences, and real personal rights with the public, federal, state or local administration.

     i).- Accept and grant all sorts of mercantile commissions, mandates, representations, distributions or correspondents, as well as to hire the necessary personnel to comply with the mandates, commissions, services and other activities related to its corporate purpose.

     j).- Promote investment in all sorts of companies or businesses, being able to participate directly or indirectly by acquiring stock of the social parts either by leasing, sharing or all sorts of financing methods.

     k).- Obtain or grant loans by presenting or receiving specific guarantees, issue obligations, accept, issue, endorse all sorts of credit instruments, and grant guarantees or securities of any sort, related to acquired obligations or to the instruments issued or accepted by a third party.

     l).- In general, perform any act, formalize all the agreements and carry out all civil, mercantile, and industrial operations and of any other sort that is related to all or part of said corporate purpose, and anything else that helps to its good performance and better development.

                                    DOMICILE

     THIRD ARTICLE.- The Company has its domicile in Mexico City, and it can establish branches anywhere in the country or in a foreign country.

                                    DURATION

     FOURTH ARTICLE.- The duration of the Company will be NINETY NINE YEARS, as from the date this deed is signed,

                               FOREIGNER'S CLAUSE

     FIFTH ARTICLE.. NATIONALITY. Present or future shareholders of the company, oblige themselves before the Foreign Relations Secretariat to consider the Mexican citizens as regards:

          I.- The shares of the society they hold.

          II.- The assets, rights, concessions, participation and interests the Company holds, and

          III.- The rights and obligations derived from agreements the Company is part of and not to invoke the protection of their governments under penalty of loosing the rights and assets they have acquired for the benefit of Mexico.

                                  CAPITAL STOCK

          SIXTH ARTICLE..- The minimum capital stock amounts to FIFTY THOUSAND

PESOS, MEXICAN CURRENCY with an unlimited maximum, and it is represented by

ONE THOUSAND registered shares, with a nominal value of FIFTY PESOS, MEXICAN

CURRENCY each, fully subscribed and paid for in cash.

     The capital stock in its variable part can be increased or decreased by a decision of the Extraordinary Stockholders Meeting.

     If it is decreased, this will be applied proportionately on the value of all the shares and the Assembly will establish the amortization apportionment and the date on which the apportionment will be in force.

     No increase in capital stock will be decreed, unless all the shares that represent the capital previously agreed on have been fully subscribed and paid for.

     The corporation will keep a share log in which all the subscription, acquisition or transmission operations part of the stock that constitute the capital stock are recorded.

     The corporation will consider as owners of the stock those who are recorded in such book.

                                     SHARES

     SEVENTH ARTICLE.- The shares or the provisional certificates that may cover one or more shares will be written in accordance with Article one hundred and twenty five of the General Business Corporation Act and they will be signed by two shareholders.

     EIGHTH ARTICLE.- The shares award their owners the same rights and obligations.

     In the event of an increase in capital, the shareholders will have preference to subscribe the new capital, proportionately to the number of shares they hold.

     This preference will be in effect for fifteen days after the publication to increase the capital stock is published.

     Said agreement will be published in the Official Journal of the Company's domicile. The stockholders will respond to losses only with their shares.


                             STOCKHOLDER'S MEETINGS

          NINTH ARTICLE.- The General Stockholders Assembly is the Supreme Organ of the corporation and its regulations are the following:

I.- The meetings will be Extraordinary and Ordinary.

The Extraordinary Meetings will be those called to deal with the issues stated under Article one hundred and eighty two of the General Business Corporations Act, and the others will be Ordinary.

II.- They will be held at the place of business.

III.- They will be called by the Administration Counsel, or the Sole Administrator, or by him and the Commissioners.

IV.- Summons will be published in the Official Federal Journal, unless the Stockholders Assembly otherwise determines, fifteen days before the date the meeting is to be held.

The summons must include the Agenda, and the date, time and place where the meeting is to be held and must be signed by the one who calls it.

If all the shares are represented at the time of voting, publication of the summons will not be necessary.

V.- The Sole Administrator, or the person appointed by the stockholders will act as President of the Counsel, and the person appointed by the President will act as Secretary.

VI.- In order for the Assembly to be considered legally assembled and its resolutions considered valid the provisions of Articles one hundred and eighty nine, one hundred and ninety and one hundred and ninety one of the General Business Corporations Act must be complied with.

VII.- When voting each share represents one vote, and they will be registered, unless the majority agrees on another way of voting.

Vlll.- The Minutes must be signed by the President, the Secretary and the Commissioners present.

          Decisions made without a meeting, by unanimity of shareholders that represent all the shares with a right to vote, will have all the legal effects, and the same validity as if they had been made in a general meeting, as long as they are confirmed in writing.

                            COMPANY'S ADMINISTRATION

          TENTH ARTICLE.- The Administration Organ of the corporation will be constituted by a Sole Administrator or by an Administration Counsel.

          ELEVENTH ARTICLE.- The Administration Counsel will be integrated by the number of members determined by the Stockholders Assembly.

          TWELFTH ARTICLE.- The Sole Administrator or the members of the Administration Counsel will be in office until there is a new appointment and those appointed are in office.

                                COUNSEL MEETINGS

          THIRTEENTH ARTICLE.- The Counsel will be considered legally installed with at least half the Counsellors. Each Counsellor will have one vote, decisions will be made by the majority of those present. The President has a deciding vote.

          Decisions made without a counsel meeting, by unanimity of its members, will have all the legal effects, and the same validity as if they had been made in a counsel meeting, as long as they are confirmed in writing.

          FOURTEENTH ARTICLE .- The President and the Secretary of the Administration Counsel will be appointed by the Stockholders Assembly, and such being the case, the first and the second appointed for the Administration Counsel will act as such.

          FIFTEENTH ARTICLE.- Those who acted as President and Secretary of the Administration Counsel will write down the minutes of every Administration Counsel Meeting in which the list of the Counselors who attended will be included, as well as the issues dealt with, the development of such, and it must be signed by them.

                      FACULTIES OF THE ADMINISTRATION ORGAN

SIXTEENTH ARTICLE.- The Administration Counsel or the Sole Administrator will have ample faculties to carry out the corporate purpose, therefore they will enjoy but not be limited to the following faculties:

I.- General Power of Attorney for litigations and collections, with all the general faculties and even with the special faculties that under the Law require a power of attorney or a special clause in accordance with the provisions of the first paragraph of Article two thousand four hundred and eight and two thousand four hundred and forty one of the Civil Code in force in the State of Mexico, therefore they will enjoy, among others, of the following:

A.- To file or drop all sorts of proceedings, including appeal for relief under the Constitution in a case of violation of civil rights.

B.- To settle.

C.- To submit to arbitration

D.- To answer interrogatories.

E.- To reject for good reason.

F.- To transfer assets.

G.- To receive payments.

H.- To file criminal complaints and to drop them when allowed by Law.

II.- General power of attorney for day-to-day management functions under the provisions of the second paragraph of said Article.

Ill.- General power of attorney for ownership acts under the provisions of the third paragraph of the same Article.

IV.- Power of attorney to grant and subscribe negotiable instruments under the provisions of Article nine of the General Law on Negotiable Instruments and Credit Transactions

V.- Faculty to appoint the General Director, the Managers, Sub-Managers and other factors and employees of the corporation.

VI.- Faculty to grant general or special powers of attorney and to revoke either one of them.

VII.- Faculties mentioned in the paragraphs above will be executed before private entities and before all sorts of Local or Federal Administrative or Judicial Authorities and before the Local or Federal Arbitrage Courts or before Labor Authorities

VIII.- Faculties for labor issues, with specific faculties to answer interrogatories under Article seven hundred and eighty six of the General Labor Act, with faculties to administer labor relationships and to settle under articles eleven and eight hundred and seventy six, paragraphs first and sixth of said Act, as well as to appear before court, under sections first, second, and third of Article six hundred and ninety two and eight hundred and seventy eight of said Act.

The above faculties are granted without affecting the way in which the Ordinary Stockholders Assembly might limit or broaden them.

                                  COMMISSIONER

          SEVENTEENTH ARTICLE.- The Surveillance Organ of the Corporation, will be integrated by one or several of the Commissioners, who may or may not be stockholders and who will remain in office until there is a new appointment and until those appointed are in office and will have all the rights, faculties and obligations under Article One hundred and sixty six of the General Business Corporation Act.

                                   FISCAL YEAR

          EIGHTEENTH ARTICLE.- The fiscal year will run from January the first to December the thirty first each year.

                              FINANCIAL STATEMENTS

          NINETEENTH ARTICLE.- Financial statements will be drawn at the end of each year and must be concluded within the next four months following closing.

          TWENTIETH ARTICLE.- From the results of the financial statements, after paying income taxes, and distributing profits among workers, the remainder will be applied as follows:

          I.- Five percent will be separated to constitute the legal reserve fund, until it reaches twenty percent of the capital stock.

          II.- The remainder that can be distributed will be taken to the accumulated profits account.

                   DISSOLUTION AND LIQUIDATION OF THE COMPANY

          TWENTY FIRST ARTICLE.- The corporation will be dissolved by an agreement the General Stockholders Assembly and in any other case established

          TWENTY SECOND ARTICLE.- Once the corporation has been dissolved, it will be liquidated appointing one or several liquidators who will proceed under the provisions of Chapter eleven of the General Business Corporation Act.

          TWENTY THIRD ARTICLE.- During the liquidation period, the liquidators will have the same faculties and obligations that correspond to the Administration Organ.

          The Surveillance Organ will continue in office with the faculties and obligations that corresponded to it during the normal life of the corporation.

          TWENTY FOURTH ARTICLE.- While the appointment of the liquidators is not recorded in the Public Commerce Registry and these are not in office, the Administration Organ will continue in office, but will not be able to begin new operations after the dissolution agreement or after the existence of a legal cause for this is evidenced, and in the event this prohibition is violated, the administrators will be jointly responsible for any operation that was carried out.

                                    TEMPORARY

                       SUBSCRIPTION AND PAYMENT OF CAPITAL

          FIRST.- The minimum fixed capital stock; that is the amount of FIFTY THOUSAND PESOS, MEXICAN CURRENCY, has been fully subscribed and paid in cash Mexican Currency as follows:
SHAREHOLDERS                                       SHARES            VALUE

U.S. Precious Metals, Inc. represented by
JACK WAGENTI, subscribes NINE
HUNDRED AND NINETY NINE
REGISTERED SHARES, with a nominal
value of FIFTY PESOS, MEXICAN
CURRENCY, each, that amount to FORTY
NINE THOUSAND NINE HUNDRED AND
FIFTY PESOS, MEXICAN CURRENCY.                     999            $49,950.00

Mr. PETER NICHOLAS TOSCANO,
subscribes ONE REGISTERED SHARE,
with a nominal value of FIFTY PESOS,
MEXICAN CURRENCY, each, that amounts
to FIFTY PESOS, MEXICAN CURRENCY,                  1              $    50 00


TOTAL                                              1000           $50,000.00


(ONE THOUSAND REGISTERED SHARES, with a nominal value of FIFTY PESOS, MEXICAN CURRENCY, each one, that amount to FIFTY THOUSAND PESOS, MEXICAN CURRENCY).

SECOND.- The shareholders in this deed agree to appoint as the ADMINISTRATION COUNSEL the following people In the indicated positions:

PRESIDENT:                  JOSE GARCIA GRANADOS

SECRETARY:                  JACK WAGENrI

TREASURER:                  PETER NICHOLAS TOSCANO

The Administration Counsel, thus appointed, will have the faculties for carrying out Litigations and Collections and day to day management functions, jointly or individually; and the faculties for Ownership Acts, Credit Instruments, and granting Powers of Attorney, as well as to revoke the latter, jointly two of the three members of such Administration Counsel will enjoy each and all the faculties, obligations and rights that the SIXTEENTH ARTICLE of this By-Laws grant them, and that are deemed here as fully and totally reproduced as if they had been fully integrated.

          A general POWER OF ATTORNEY for litigations and collections is granted to Mr. RENE FRANCISCO ROSALES ORTIZ and Mr. ABRAN BARILOVSKY ALPEROWITZ, to be executed jointly or separately, as included in the SIXTEENTH ARTICLE herein.

          THIRD.- RODRIGO ROSALES ROBLES is appointed as COMMISSIONER of the company. He wUl have each and every faculty granted by Law to people in such position

          Those who appeared declared that there is no legal disqualification for the appointed Commissioner to act as such under Article One hundred and sixty five of the General Business Corporation Act.

          FOURTH.- Fiscal years will run from January 1St to December 31st each year, except for the first that will run as from the date this deed is signed to December 3P1, two thousand and three.

          FIFTH.- The undersigned Notary is authorized to record the first testimony of this deed in the corresponding Public Registry.

         SIXTH,- Those present declare:

         That there are FIFTY THOUSAND PESOS, MEXICAN CURRENCY in the corporate treasury, amount that covers the minimum fixed capital stock.

         That according to Article eighty one of the Notarial Act of the State of Mexico, and considering that those present do not speak Spanish at all, IVONNE VINAY ZAVALA, who speaks English perfectly and who is an Interpreter Translator of the National Autonomous University of Mexico, appears as translator and states the above under penalty of perjury and after having been warned of the penalties in which those who declare falsely before a Notary Public incur, and she also states that she will perform her duty truly.

                                   PERSONALITY

         Mr. JACK WAGENTI declares that the company he represents is legally incorporated, and that his personality has not been modified, revoked, nor limited in any way, and he credits so with the certification that is attached to the appendix with letter "B".

I, THE NOTARY PUBLIC, CERTIFY:

         A.- That what has been included and is related to this deed agrees with the originals I saw.

         B.- That those who appeared previously identified themselves and in my opinion have the necessary legal capacity to sign this instrument, therefore I have nothing against.

         C.- That under Articles THIRTY TWO AND THIRTY FOUR of the Foreign Investment Act; and FORTY FIVE, Section B, of the regulation of said Act, those who appear do not have the required MIGRATORY STATUS to perform activities in Mexico.-The undersigned Notary will authorize this instrument on condition that in no more than ten working days they do the necessary paper work so they can establish themselves in the Country and participate in paid activities.

         D.- That I have warned those appearing that they must evidence within the next thirty days as from the date this deed is signed, that they have presented the incorporation application for the corporation to the Taxpayers Federal Registry and that, in the event said application is not presented to me I will warn the corresponding Competent Fiscal Authorities.

         E.- That those appearing before me declare they are:

         Mr. JACK WAGENTI, American, born in New Jersey, United States the thirty first day of May, one thousand nine hundred and thirty seven, married, holding managerial position, and whose domicile is Culiacen number seventeen, Room six hundred and two, Colonia Hipodromo, Condesa, Mexico City, in transit in this city to sign this deed, and who identifies himself with Passport number
P USA zero nine two five eight eight seven six eight, issued in Philadelphia, United States of America.

             Mr. PETER NICHOLAS TOSCANO, American, bom in New York, United States of America, on the seventeenth day of April, one thousand nine hundred and forty nine, married, holding a managerial position, with the same domicile as above, in transit in this city to sign this deed, and who identifies himself with Passport number P USA one one cero nine nine one nine one five, issued in New York, United States of America.

          Mrs. IVONNE VINAY ZAVALA, Mexican by birth, daughter of Mexican parents, born in Mexico City, on November thirtieth, one thousand nine hundred and forty two, married, interpreter translator, whose domicile is Manuel Lopez Aguado number fifteen, Fraccionamiento Magisterial Vista Bella, Tlalnepantla, State of Mexico, who identifies herself with Official Voting Card, folio number twenty five million seven hundred and forty six eighty seven, issued by the Federal Electoral Institute.

          F.- That after having read this deed to those present and after having warned them of the penalties in which those who declare falsely before a Notary Public incur, agreed to its content and signed it on the seventh day of March this year. I CERTIFY.

          LICENCIADA MARIA GUADALUPE PEREZ PALOMINO, NOTARY PUBLIC

NUMBER NINETY ONE IN THE STATE OF MEXICO.

                                    I CERTIFY

          THAT THIS COPY FULLY CORRESPONDS TO ITS ORIGINAL, I HAD BEFORE ME, AS EVIDENCED BY DEED NUMBER FIFTEEN THOUSAND NINE HUNDRED AND SEVENTY, VOLUME THREE HUNDRED AND FIFTY, IN NICOLAS ROMERO, STATE OF MEXICO, MARCH THE SEVENTH, TWO THOUSAND THREE.- I CERTIFY.

                                                           Illegible Signature

                                                   Rubber Seal of Notary Public

The undersigned IVONNE VINAY ZAVALA, head of the Translations Department of the Language Teaching Center at UNAM, ENEP, ACATLAN CERTIFIES that the above is, to the best of her, a complete and accurate translation into English of the original in Spanish.